EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report of BioSolar, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Lee, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

March 20, 2018	/s/ David Lee
David Lee
Chief Executive Officer and
Acting Chief Financial Officer (Principal Executive Officer and Acting Principal Financial and Accounting Officer)